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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-4 of Networks Associates, Inc. of our report dated January 17, 2002, except as to Note 3, which is as of May 17, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in Networks Associates, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers LLP
San Jose, California
August 1, 2002